Exhibit 99.1
FOR IMMEDIATE RELEASE

CKX, INC.

Media Contact:	Sean Cassidy 212-981-5233

Ed Tagliaferri 212-981-5182
CKX Agrees to Revised Offer from 19X
Which Results in Increased Value for CKX Shareholders
Shareholders to Receive Additional Shares of FX Real Estate and Entertainment
New York — September 28, 2007 — CKX, Inc. (NASDAQ: CKXE), announced today that it had entered into a series of transactions that will result in the distribution to CKX stockholders of all of the shares of common stock of FX Real Estate and Entertainment Inc. (FXRE) owned by the Company. The Company had previously announced, in connection with the previously disclosed buyout transaction with 19X, that it only would distribute half its interests in FXRE. 19X will pay each shareholder $13.75 in cash minus a percentage of the incremental increase in value now being received by shareholders. The cash consideration will be reduced by 7.5% of the average trading price of the additional share of FX Real Estate and Entertainment common stock being distributed to CKX stockholders during a future trading period. The maximum adjustment to the cash amount being paid to shareholders will be $2.00, regardless of the price of FX Real Estate and Entertainment common stock. Please see the attached chart for illustrative examples of the total value of this increased offer based on various assumed trading prices for the FXRE stock.
As previously disclosed by CKX, the sale of CKX will be accomplished through a merger with 19X, Inc., a private company owned and controlled by Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX, and Simon R. Fuller, a director of CKX and the Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of CKX. As a result of an amendment to the merger agreement, CKX agreed to distribute additional shares of common stock of FX Real Estate and Entertainment. When combined with the shares that will be distributed as a result of the dividend declared in June 2007, this will result in CKX stockholders receiving two shares of FX Real Estate and Entertainment common stock for every ten shares of CKX common stock owned as of a future record date. The shares distributed to CKX stockholders will represent 50.25% of the outstanding common stock of FX Real Estate and Entertainment.
As a result of the amended agreement, following the merger transaction, CKX stockholders will have received the initial share of FX Real Estate and Entertainment common stock as a result of the June dividend, the additional share of FX Real Estate and Entertainment common stock as a result of the new distribution described above and a cash payment as described above. By way of example, if the average trading price of FX Real Estate and Entertainment’s common stock during the measurement period is $5.00, $10.00, $20.00 or $30.00, CKX stockholders will have received $14.38, $15.00, $16.25 or $17.75 in cash and liquid securities. There can be no assurance as to the price at which FX Real Estate and Entertainment common stock will trade. For more details please see the attached chart.
Commenting on the series of transactions, Mr. Sillerman said, “By allowing CKX to pass along the value of the FX Real Estate and Entertainment shares directly to its stockholders, we are able to potentially increase the total value received by the stockholders while, at the same time, modestly reducing the cash needed to close the buyout. Simon and I are very proud of having come up with an offer that increases the value being received by our stockholders during a time when many similar transactions are being abandoned or are proceeding only with a substantially decreased purchase price.”
The amended merger agreement also includes a new 30-day “go-shop” period.
For more detailed information please see our Current Report on Form 8-K, which was filed today and may be obtained at the Company’s website at www.ckx.com as well as at the SEC’s web site at www.sec.gov.
A registration statement relating to certain of the securities referenced above has been filed with the Securities Exchange Commission and a registration statement relating to the remaining securities will be filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About CKX, Inc.
CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley; the operations of Graceland; the rights to the name, image and likeness of Muhammad Ali; and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in over 100 countries around the world. On June 1, 2007, CKX entered into a merger agreement with 19X, Inc., a private company owned and controlled by Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX, and Simon R. Fuller, a director of CKX and the Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of CKX, as more fully described above in this press release. For more information about CKX, Inc., visit its corporate website at www.ckx.com.
About FX Real Estate and Entertainment, Inc.
FX Real Estate and Entertainment owns, through its wholly owned subsidiaries, 17.72 contiguous acres of land located at the corner of Harmon Avenue and Las Vegas Boulevard in Las Vegas, Nevada, (the “Park Central Property”). FX Real Estate and Entertainment intends to pursue a retail, hotel, commercial and residential development project on the Park Central Property. In addition, FX Real Estate and Entertainment will pursue similar real estate and attraction-based projects throughout the world, including the development of one or more hotels nearby or contiguous to the Graceland property in Memphis, Tennessee.
In addition to its interest in the Park Central Property and its plans with respect to a Graceland-based hotel, FX Real Estate and Entertainment holds directly and through subsidiaries, 1,410,363 shares of common stock, par value $0.0001 per share in Riviera Holdings Corporation (Amex:

RIV), a company that owns and operates the Riviera Hotel & Casino in Las Vegas, Nevada. On May 16, 2007, Riviera Acquisitions Holdings, a 57 percent-owned subsidiary of FX Real Estate and Entertainment, made an offer to acquire the remaining outstanding shares of Riviera at a price of $34 per share. The offer was rejected by the Riviera board of directors.
This communication is being made in respect of the proposed merger transaction involving CKX and 19X. In connection with the proposed merger, CKX will file with the Securities and Exchange Commission (SEC) a proxy statement and a Rule 13e-3 transaction statement on Schedule 13e-3. BEFORE MAKING A VOTING DECISION ABOUT THE PROPOSED TRANSACTION INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13e-3 AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement, the Schedule 13e-3 and other documents filed by CKX (when available) at the SEC’s Web site at http://www.sec.gov. The proxy statement, the Schedule 13e-3 and such other documents may also be obtained for free by directing such request to CKX, Inc. Investor Relations, 650 Madison Avenue, New York, New York 10022 or on the Company’s website at http://www.ckx.com.
CKX and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the CKX’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

The following chart illustrates the total consideration that each CKX stockholder will have received following consummation of the merger transaction based on assumed trading prices of FX Real Estate and Entertainment Stock during the measurement period.

FXRE Stock Price during	Adjustment	Cash Received at Closing	Total FXRE Stock Value	Total Value Received
Measurement Period	in Cash Consideration	($13.75 minus Adjustment	Received per CKX share	After Consummation
	(7.5% of FXRE Stock	Amount)	(Two shares of FXRE	of Merger
	Price)		stock for every ten shares	(cash and liquid
			of CKX stock owned)	securities)
$5.00	$0.375	$13.375	$1.00	$14.375
$10.00	$0.75	$13.00	$2.00	$15.00
$15.00	$1.125	$12.625	$3.00	$15.625
$20.00	$1.50	$12.25	$4.00	$16,25
$25.00	$1.875	$11.875	$5.00	$16.875
$30.00	$2.00	$11.75	$6.00	$17.75
$35.00	$2.00	$11.75	$7.00	$18.75